[EXHIBIT 10.5]

                      MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT is dated February 28, 2007 by  and
between   UNIVERSAL   CAPITAL  MANAGEMENT,  [INC.,   a   Delaware
corporation] ("Manager"), and THIRD-ORDER NANOTECHNOLOGIES, INC., a Nevada corporation ("TDON").

                           BACKGROUND

     TDON desires to obtain from the Manager, and the Manager is willing and able to provide to TDON, management services and other assistance in accordance with and subject to the terms and conditions set forth in this Agreement.

     For and in consideration of the mutual benefits and covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Appointment as Manager.
     ----------------------

     (a) TDON hereby engages Manager to provide management services and other assistance in accordance with the terms of this
Agreement.   The Manager shall and hereby agrees to  devote  such
time as is reasonably necessary to provide such services and assistance.

2.   Scope of Services.
     -----------------

     (a) Manager hereby agrees to provide to TDON the following services (as amended from time to time, collectively, the "Services"):

          (i) Strategic Planning. Manager shall assist TDON management in the strategic planning process to include but not be limited to analysis of potential markets, competition, product marketing approaches, pricing and future product utility.

         (ii) Significant Managerial Assistance. Manager shall provide TDON with day to day managerial assistance on issues such as employment, payroll, and benefits; real estate leasing; utility utilization; capital expenditures; personnel; and other related matters.

        (iii) Financial Reporting Services. Manager shall assist in providing TDON on a quarter-annual basis a balance sheet, income statement and statement of cash flow for TDON. Such financial reports shall be completed not later than thirty (30) days after the end of the quarter-annual period reported on. Income statements will be based on generally accepted accounting principles as in effect in the United States of America, consistently applied from period to period and in accordance with the terms of contracts and service agreements.

         (iv) Tax Reporting Services. Manager shall assist in the preparation of sales and use tax returns for all jurisdictions in which TDON is then subject to reporting as determined by TDON for goods or services sold. Not later than the 10th business day of each calendar month in which a sales/use tax liability is due to be paid TDON, Manager shall provide TDON with the amount of


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     such liability.  Such returns shall be delivered to TDON for execution no later than three (3) days prior to the filing due date for any such return.


          (v)  Accounts Payable Services.

               A. Manager shall provide for the usual and ordinary business aspects of the accounts payable process for TDON, including but not limited to:

                    (I.) Maintaining vendor master

                   (II.) Processing vendor invoices
                  (III.) Executing vendor payments from TDON's funds
                   (IV.) Processing travel expense reports
                    (V.) Executing employee payments for travel expense
                         from PSI-TEC's funds
                   (VI.) Stop payment administration
                  (VII.) 1099 Misc. reporting
                 (VIII.) Invoice filing
                   (IX.) Documentation retention

               B. Manager shall direct and oversee TDON's outstanding accounts payable from TDON's funds (if available) to contracted payment terms and consistent with past business practice.

     (a) Investment Banking Consultation Services. Manager will assist TDON in seeking funding and in preparation for entering the public market. Manager will provide TDON with various options and methods for attaining its investment banking and public market goals.

     (b)To the extent that Manager is able in the ordinary course of business, Manager shall provide or cause to be provided, all personnel, facilities, equipment, systems and management necessary or appropriate to provide such Services. In no event will Manager be required to stay in business or take other extraordinary measures solely to provide the Services to TDON; provided, that Manager shall provide Services pursuant to this Agreement in the same order of priority as it provides the same or similar services to its own departments or divisions except where Manager's extraordinary business needs require otherwise and provided TDON is notified in advance of any delay and the Services are provided to TDON at the next available opportunity.


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     (c)During the Term of this Agreement, TDON may from time  to time request that Manager provide special services or projects in addition to the Services identified in this
     Section  2, and Manager may in its sole discretion agree  to
     provide  such additional services or projects.   If  Manager
     agrees to provide such additional services or projects, the Parties shall negotiate in good faith to establish the terms (including, without limitation, price) for providing such additional services or projects and following agreement on such terms, this Section 2 shall be amended to include such additional services and projects.

3.   Term and Termination
     --------------------

     (a) This Agreement shall be effective as of the date first set forth above and, subject to the provisions of section (b) of this Section 3, shall terminate on February 28, 2008 (the "Term"). The Term shall be automatically extended from year to year in the absence of ninety (90) days' notice from one party to the other.

     (b)  Notwithstanding the provisions of subsection (a) of this
Section 3, (i) Manager can terminate this Agreement at any time upon thirty (30) days' notice to TDON upon TDON's failure to pay the amounts required hereunder and (ii) TDON can terminate this Agreement after thirty (30) days' notice to Manager of Manager's material failure to fulfill its obligations hereunder and Manager's failure to correct such failure during such time period.

4.   Compensation.
     ------------

     (a) Within thirty (30) days of the signing of this agreement TDON shall pay Manager for the Services by delivering to Manager one million (1,000,000) Shares of common stock of the Company. If the Term of this Agreement extends beyond February 28, 2008, TDON shall pay for continuing Services hereunder by delivering five hundred thousand (500,000) additional Shares to Manager in advance of March 1, 2008 and each March 1 thereafter during the Term.

     (b) In addition, TDON shall reimburse Manager for third party and out-of-pocket expenses actually and reasonably incurred by Manager in performing the Services; provided that expenses of Affiliates of Manager shall not be deemed third party expenses for purposes of this Section 4.

5.   Non-Exclusive Contract. The Manager acts as adviser to other
     ----------------------
clients and may give advice, and take action, with respect to any such client which may differ from the advice given, or the timing or nature of action taken, with respect to TDON.

6.   Delegation and Assignment.  With TDON's prior written consent,
     -------------------------
which consent shall not be unreasonably withheld or delayed, Manager may delegate all or part of its duties to perform Services hereunder; provided, that Manager' costs associated with any duties so delegated shall not be deemed out-of-pocket expenses added to the price of Services pursuant to Section 4. Notwithstanding the foregoing, Manager shall be entitled to delegate all or any part of its duties to one or more of its Affiliates upon notice to TDON; provided, however, that Manager and its delegee Affiliate(s) shall be jointly and severally liable for performance of Manager's obligations under this Agreement. TDON shall not assign or subcontract its rights, duties, or obligations under this Agreement.


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7.   Confidential Information
     ------------------------

     (a) Each party shall treat as confidential all Confidential Information of the other party that comes to its knowledge through this Agreement. Each party shall take such steps to prevent disclosure of such Confidential Information to any third person as it would take in protecting its own proprietary or confidential information and shall not use any portion of such Confidential Information for any purpose not authorized herein.

    (b) No party shall be under any obligations with respect to any Confidential Information:
        (i) which is, at the time of disclosure, available to the general public;

       (ii) which becomes at a later date available to the general public through no fault on the part of such party and then only after such later date;
      (iii) which such party can demonstrate was in its possession before receipt from the other party; or
       (iv) which is disclosed to such party without restriction on disclosure by a third party who has the lawful right to disclose such information.
   (c) The confidentiality obligations of this Section 7 shall survive the termination of this Agreement.

8.   Independent Contractor.   Manager  is  and  shall remain at all
     ----------------------
times an independent contractor of TDON in the performance of all Services hereunder, and all persons employed by Manager to perform such Services shall be and remain employees solely of Manager and subject only to the supervision of Manager's supervisory personnel. With respect to Manager's employees providing services under this Agreement, Manager shall be responsible for the payment of all salaries and benefits and all income taxes, social security taxes, employment compensation taxes and other employment taxes and withholdings with respect to such employees and all fringe benefits program expenses, such as insurance costs, pension or retirement plans, vacation, sick leave and similar matters, with respect to such employees. Manager shall be entitled to determine which of its employees shall provide the Services.

9.   Force Majeure.
     -------------

     (a) Neither party shall be liable for any loss or damage for delay or non-performance under this Agreement resulting from the operation of any applicable law, rule, ordinance or regulation of any governmental entity or regulatory agency, or from any
requirement   or  intervention  of  civil,  naval   or   military
authorities or other agencies of the government, or by reason of any other causes whatsoever not reasonably within the control of such party, including, but not limited to, acts of God, war, riot, insurrection, civil violence or disobedience, blockages, embargoes, sabotage, epidemics, fire, strikes, lock-outs or other industrial or labor disturbances, lightning, hurricanes, cyclonic storms, explosions and delay of carriers; provided, that the
affected  party  notifies  the  other  party  promptly   of   the
occurrence   of  the  cause  and  thereafter  exerts   reasonable


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commercial  efforts  to  overcome the  cause  of  prevention  and hindrance and to resume performance; and provided, further, that the settlement of strikes, lock-outs and other industrial or labor disturbances shall be entirely within the discretion of the affected party, and the affected party shall not be required to make settlement of strikes, lock-outs and other industrial or labor disturbances by acceding to the demands of any opposing third party or parties when such course is unfavorable in the affected party's judgment.

     (b) If Manager' performance under this Agreement is suspended or rendered impractical by reason of any cause covered by subsection
(a) of this Section 9 ("Force Majeure") for a period in excess of twenty (20) days, TDON shall have the right to terminate this Agreement with respect to the disrupted Services immediately upon written notice to Manager. An event of Force Majeure shall not operate to extend the Term or to limit amounts payable for Services rendered on or prior to the actual date of the event of Force Majeure.

10.  Limitation of Liability.   Notwithstanding any other provision of
     -----------------------
this Agreement to the contrary, Manager shall not be liable to TDON by reason of any error of omission or commission, performance or failure to perform or delay in performing any Services under this Agreement, for any damages, including, but not limited to, special, incidental or consequential damages, suffered by TDON beyond a refund to TDON of all charges paid by TDON to Manager for the Services that caused such damages, unless Manager shall have gently of gross negligence or willful misconduct. The provisions of this Section 10 shall survive termination of this Agreement.

11.  Indemnification.   TDON shall and hereby agrees to indemnify and
     ---------------
hold harmless the Manager and each of its officers, directors, and employees from and against any and all claims of any third parties brought against Manager and all Damages and Expenses incurred by Manager except such claims or Damages and Expenses, as the case may be, as shall conclusively be shown to have resulted from Manager's gross negligence or willful misconduct. The provisions of this Section 11 shall survive the termination of this Agreement.

12.  Manager's  Investment  Representations.   Manager   hereby
     --------------------------------------
represents and warrants to and with TDON that:

     (a) Manager will be acquiring the Shares for its own account as principal and not with a view to, or for sale in connection with, any distribution of all or any of such Shares. Manager hereby agrees that it will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of such Shares) except in accordance with the registration provisions of the Securities Act of 1933 (the "Securities Act") or an exemption from such registration provisions or any applicable securities laws.

     (b) Manager (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of investments such as the Shares and of the business contemplated by TDON and is capable of evaluating the risks and merits of acquiring the Shares and in making a decision to proceed with this investment, has not relied on any representations, warranties or agreements of TDON or others, and (ii) can bear the economic risk of an investment in Shares for an indefinite period of time and can afford to suffer the complete loss thereof.


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     (c)  Manager has evaluated the risks involved in investing in the Shares and has determined that the Shares are a suitable investment for Manager. Specifically, the aggregate amount of the investments the Manager has in, and Manager's commitments to, all similar investments that are illiquid is reasonable in relation to Manager's net worth, both before and after the acquisition of the Shares pursuant to this Agreement.

     (d) Manager understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance on exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. Manager also understands that TDON does not have any obligation or intention to register the Shares for sale under the Securities Act or any state securities laws or of supplying the information which may be necessary to enable the Manager to sell Shares and that Manager has no right to require the registration of the Shares under the Securities Act, any state securities laws or other applicable securities regulations.

     (e) Manager has no contract, understanding, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares which the Manager will acquire pursuant to this Agreement and that Manager has no present plans to enter into any such contract, undertaking, agreement or arrangement.

13.  Definitions.
     -----------

     (a) "Affiliate" means, with respect to a Person, another Person who Controls, is Controlled by or is under common Control with the first such Person.

     (b) "Confidential Information" means any and all information of either party that might reasonably be considered confidential, secret, sensitive, proprietary or private. To the extent practical, Confidential Information shall be marked "proprietary" or "confidential." Confidential Information shall include the following:
          (i) data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, lists, financial information, studies, findings, inventions and ideas, computer programs and software, or proprietary information relating to either party or the methods or techniques used by either party;

         (ii) data, documents or proprietary information employed in connection with the marketing and implementation of each party's products, including cost information, business policies and procedures, revenues and markets, distributor and customer lists, and similar items of information; and


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        (iii) any other data or information obtained by either party during the term of this Agreement which is not generally known to and not readily ascertainable by proper means by third persons who could obtain economic value from its use or disclosure.
     (c) "Control" means the ability, through stock ownership, contract, or otherwise, to control the business or officers of a Person.

     (d) "Damages and Expenses" means costs, liabilities, and expenses incurred in investigating, defending, and paying settlements or judgments with respect to claims (including reasonable attorneys' fees).

     (e) "Holiday" means for purposes of this Agreement, a day, other than a Saturday or Sunday, on which national banks with branches in the Commonwealth of Pennsylvania are or may elect to be closed.

    (f)  "Person" means an individual or entity.

    (g)  "Shares" means shares of common stock of TDON, par value
$0.001 dollars per share acquired by Manager pursuant to this Agreement.

14.  Miscellaneous.
      ------------

     (a)  Indulgences, Etc.  Neither the failure nor any delay on the
          ----------------
part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (b)  Controlling Law.  This Agreement and all questions relating
          ---------------
to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

     (c)  Notices.  All notices, requests, demands and other
          -------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such FedEx or by other messenger) against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

     If to:    Manager
               Universal Capital Management, Inc.
               2601 Annand Drive
               Suite 16
               Wilmington, DE 19808
               Attention: Michael D. Queen


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


     If to:    Third-Order Nanotechnologies, Inc.
               Fred R. Goetz, Jr.
               c/o Universal Capital Management
               2601 Annand Drive #16
               Wilmington, DE 19808
               Attention: Ms. Heather Fisher

     with a copy, given in the manner prescribed above, to:
               David M. Bovi
               David M. Bovi, P.A.
               319 Clematis Street, Suite 700
               West Palm Beach, FL 33401


In addition, notice by mail shall be sent by a reputable international courier (such as FedEx) if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

     (d)  Binding Nature of Agreement; No Assignment.  This Agreement
          ---------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (e)  Provisions Separable.  The provisions of this Agreement are
          --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (f)  Entire Agreement.  This Agreement contains the entire
          ----------------
understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     (g)  Section Headings. The Section and subsection headings in
          ----------------
this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

     (h)  Gender, Etc. Words used herein, regardless of the number
          -----------
and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     (i)  Number of Days.  In computing the number of days for
          --------------
purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday.


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     IN  WITNESS  WHEREOF, the Parties hereto have executed  this
Management Agreement



THIRD-ORDER NANOTECHNOLOGIES, INC.   UNIVERSAL CAPITAL MANAGEMENT, INC.



BY: /s/ Fred J. Goetz, Jr.         BY: /s/Michael D. Queen
    ------------------------          ------------------------
NAME: Fred J. Goetz, Jr.           NAME:  Michael D. Queen
      ----------------------             ---------------------
TITLE: President                   TITLE: President
       ---------------------             ---------------------

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